EXHIBIT  99.3

BRITISH  COLUMBIA          Ministry  of  Employment  and  Investment
                           Energy  and  Minerals  Division
                           Mineral  Title  Branch

                             MINERAL  TENURE  ACT
                                  SECTION  52

                          BILL  OF  SALE  ABSOLUTE

INDICATE  TYPE  OF  TITLE:         MINERAL
                                   -------
                             mineral  or  placer

MINING  DIVISION:               SIMILKAMEEN  M.D.
                                -----------------

SELLER                                                  PURCHASER::

I,  Edward  Skoda                               Stanford  Management  Ltd.
320-1100  Melville  Street                      2652  Dundas  Street
Vancouver,  B.C.                                Vancouver,  B.C.

Client  Number:   124862                        Client  Number:

For and in consideration of the sum of one dollar ($1.00) paid to me, do hereby sell the interest as specified below to the following mineral titles:

                                                                PERCENTAGE OF
     CLAIM NAME OR LEASE TYPE         TENURE NUMBER            TITLE BEING SOLD
     -------------------------    --------------             ------------------

               SF                        383391                     100%

Date: January 15, 2001         I declare that I have good title to these tenures
                               and every right to sell the same, in witness whereof I have today signed my legal name.

    /s/  "Philip  Yee"                    /s/  "E.F.  Skoda"
----------------------                    ------------------
(signature  of  witness)               (signature  of  seller)